                                                                  EXHIBIT 4.2(b)



                                                                  LOUISIANA





                       MORTGAGE, ASSIGNMENT OF LEASES AND
                   RENTS, SECURITY AGREEMENT, FIXTURE FILING
                            AND FINANCING STATEMENT

                                       BY

                       PIONEER CHLOR ALKALI COMPANY, INC.
                        (Taxpayer I.D. No. 51-0302028),
                                  as Mortgagor

                                       TO

                    UNITED STATES TRUST COMPANY OF NEW YORK
                              as Collateral Agent
                        (Taxpayer I.D. No. 13-3813954),
                                  as Mortgagee


                              Dated June 17, 1997



         THIS INSTRUMENT COVERS, AMONG OTHER PROPERTY, GOODS WHICH ARE OR MAY BECOME FIXTURES ON CERTAIN REAL PROPERTY DESCRIBED ON EXHIBIT A HERETO

         A CARBON, PHOTOGRAPHIC, FACSIMILE OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

         THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES AND COVERS PROCEEDS OF COLLATERAL.



WHEN RECORDED OR FILED RETURN TO:
United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attention:  Corporate Trust Department

                       MORTGAGE, ASSIGNMENT OF LEASES AND
                   RENTS, SECURITY AGREEMENT, FIXTURE FILING
                            AND FINANCING STATEMENT


                 BE IT KNOWN, that on this 16th day of June, 1997, but effective as of the 17th day of June, 1997, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State of New York, and in the presence of the undersigned competent witnesses:

                 PERSONALLY CAME AND APPEARED:

                 PIONEER CHLOR ALKALI COMPANY, INC., a Delaware corporation ("Mortgagor"), represented herein by Philip Ablove, duly authorized to appear herein by resolution of Mortgagor's Board of Directors, a certified copy of which is attached hereto and made a part hereof, who being duly sworn, did declare and say as follows:

                             W I T N E S S E T H :

                 WHEREAS, pursuant to that certain Indenture dated as of the date hereof among Pioneer Americas Acquisition Corp. ("PAAC"), the Subsidiary Guarantors, as defined therein, and United States Trust Company of New York, as trustee (in such capacity, the "Note Trustee") for the holders of the Notes (as hereinafter defined) (the "Note Holders") (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture") PAAC will issue its 9 1/4% Senior Secured Notes due 2007 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, upon the registration of such notes pursuant to the Securities Act of 1933 or otherwise, the "Notes") in the aggregate principal amount of $200 million; and

                 WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof among PAAC, Bank of America Illinois, as administrative agent (the "Term Loan Agent"), DLJ Capital Funding, Inc., as syndication agent, Salomon Brothers Holding Company Inc, as documentation agent, and the lenders named therein (the "Term Loan Lenders") (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), the Term Loan Lenders will make certain loans to PAAC to be evidenced by notes (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor, the "Term Loan Notes") in an aggregate amount of $100 million; and

                 WHEREAS, pursuant to Article Thirteen of the Indenture, Mortgagor has guaranteed (such guarantee by Mortgagor being hereinafter referred to as the "Note Guarantee") the payment and performance of the Indenture Obligation (as hereinafter defined); and

                 WHEREAS, pursuant to the Subsidiary Guaranty dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), Mortgagor has guaranteed (such guarantee by Mortgagor being hereinafter referred to as the "Term Loan Guarantee") the payment and performance of the Term Loan Obligation (as hereinafter defined); and

                 WHEREAS, United States Trust Company of New York is the collateral agent (in such capacity and together with any successors and assigns in such capacity, "Mortgagee") under that certain Intercreditor and Collateral Agency Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), dated as of the date hereof, among Pioneer, Mortgagor, Pioneer Americas, Inc. ("PAI" and together with PAAC and Mortgagor sometimes referred to herein as the "Companies"), the Note Trustee, the Term Loan Agent and Mortgagee, as collateral agent; and

                 WHEREAS, Mortgagor is entering into this Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (the "Mortgage") in favor of Mortgagee for the benefit of (i) itself as the Note Trustee, (ii) the Term Loan Agent as agent under the Term Loan Agreement,
(iii) the Note Holders and (iv) the Term Loan Lenders, to secure the Secured Obligations (as hereinafter defined) (the Note Trustee, Mortgagee, the Note Holders, the Term Loan Agent and the Term Loan Lenders, collectively the "Secured Parties").





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
                          SECTION I - GRANTING CLAUSES

                 To secure the Secured Obligations (as hereinafter defined), including, without limitation, Mortgagor's guarantees of payment and performance of the Indenture Obligation and the Term Loan Obligation under the Note Guarantee and the Term Loan Guarantee, respectively, and the payment and performance of the covenants and obligations herein contained, Mortgagor does by these presents MORTGAGE, PLEDGE AND HYPOTHECATE unto Mortgagee all of Mortgagor's rights, titles, interests and estates in and to the real and personal property described in Subparagraphs (a) through (h) of this Section I (collectively herein called the "Mortgaged Property"); provided, however, that the term Mortgaged Property shall not include any Obligor Collateral (as hereinafter defined), to-wit:

                 (a) Mortgagor's undivided 100% interest in and to the lands described on Exhibit A hereto (the "Land"), together with any and all other rights, titles and interests of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to such Land.

                 (b) All of Mortgagor's rights, titles and interests in all plants, buildings, structures, towers and other improvements and component parts thereof, now owned or hereafter acquired and located on the Land, including, without limitation, that certain chlor alkali plant and all equipment, fixtures, heating, lighting and power plants, pipelines, transmission lines, buildings, housing and improvements, together with all other machinery, equipment, appliances and apparatus of whatsoever character or description (except for any motor vehicles, licensed or registered with the Department of Motor Vehicles of the State), and all replacements, substitutions and additions to said property, owned by Mortgagor and located on the Land or located elsewhere and used in the operation, conduct and maintenance of that certain chlor alkali plant located thereon (collectively, the "Improvements") (the Land, together with the Improvements, being hereinafter collectively referred to as the "Chlor Alkali Plant").

                 (c) To the extent permitted by law, all of Mortgagor's rights, titles and interests in, to and under all franchises, licenses, permits and certificates, consents, approvals, authorizations, however characterized, used or held for use in connection with Mortgagor's ownership and operation of the Chlor Alkali Plant and issued or in any way furnished, whether now existing or hereafter entered into and whether necessary or not for the operation and use of the Chlor Alkali Plant, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses or certificates of operation.

                 (d) All of Mortgagor's rights, title and interest in all absorbers, equipment, machinery, drums, engines, motors, regulators, meters, exchangers, tanks, docks, racks, heaters, above ground storage facilities, under ground storage facilities, loading facilities, fractionation facilities, absorption equipment, distillation equipment, deethanizers, depropanizers, debutanizers, olefin splitters, stills, power plants, disposal pits, warehouses, dwelling houses, cooling equipment, compressors, pipelines, piping flow lines, wiring, boilers, vessels, dehydration equipment or any of them (except for any motor vehicles, licensed or registered with the Department of Motor Vehicles of the State), whether now owned or hereafter acquired and located or to be located upon the Land or leaseholds now or hereafter owned by Mortgagor and used or held for use in connection with Mortgagor's ownership and operation of the Chlor Alkali Plant (collectively, "Equipment").

                 (e) All Mortgagor's right, title and interest, as landlord, franchisor, licensor or grantor, in all leases and subleases of space, oil, gas and mineral leases, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Chlor Alkali Plant or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Lease"), whether now in effect or hereafter coming into effect including, without limitation, all rents, additional rents, management fees payable by tenants, cash, guarantees, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the lessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease (collectively, "Rents").

                 (f) All surveys, title insurance policies, drawings, plans, specifications, construction contracts, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Chlor Alkali Plant or the Equipment or the construction of any Alteration (as hereinafter defined) or the maintenance of any Permit (as hereinafter defined).

                 (g) All general intangibles now owned or hereafter acquired by Mortgagor (but not including the Obligor Collateral), including without limitation (i) all of Mortgagor's rights, titles and interests, whether now owned or hereafter acquired, of Mortgagor in, to and under the contracts, agreements or other instruments and documents relevant to Mortgagor's ownership and operation of the Chlor Alkali Plant (collectively, "Plant Agreements"), (ii) all contract rights relating to the Chlor Alkali Plant or the Equipment and all reserves, deferred payments, deposits, refunds and claims of every kind or character relating thereto, but not including Accounts Receivable (as hereinafter defined) (collectively, "Contract Rights") and (iii) all processes, designs, methodologies and related documentation, technical information, manufacturing, engineering and technical drawings related to the operation of the Chlor Alkali Plant.

                 (h) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments with respect thereto and interest thereon (collectively, "Proceeds").

                 TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and to its successors and assigns forever to secure the payment and performance of the Secured Obligations.

                         SECTION II - SECURITY INTEREST

                 (a) With respect to all personal property (both tangible and intangible) and any fixtures constituting a part of the Mortgaged Property, this Mortgage shall likewise be a security agreement and a financing statement and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the purpose of further securing payment of the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor's rights, titles and interests in and to the Mortgaged Property insofar as the Mortgaged Property consists of equipment, contract rights, general intangibles, documents, instruments, chattel paper, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Louisiana Commercial Laws (La.R.S. 10:1-101 et seq.) as in effect in the State (the "Uniform Commercial Code"), including the proceeds, profits, rents, revenues and products from any and all of such personal property. Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Uniform Commercial Code with reference to the personal property and fixtures in which Mortgagee has been granted a security interest herein, or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Mortgage in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted to Mortgagee under any other provision of this Mortgage or under any other instrument executed in connection with or as security for the Secured Obligations. A carbon or photographic or other reproduction of this Mortgage shall be sufficient as a financing statement covering the Mortgaged Property.

                 (b) Mortgagor shall, forthwith after the execution and delivery of this Mortgage and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof upon the Mortgaged Property and the interest and rights of Mortgagee herein and therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or State stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

                 (c) Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Mortgagee shall from time to time reasonably request which may be necessary in the requesting party's judgment to assure, perfect, mortgage, transfer and confirm unto the Mortgagee the property and rights hereby mortgaged or granted or which Mortgagor may be or may hereafter become bound to mortgage or grant to Mortgagee or which may facilitate the performance of the terms of this Mortgage or the filing, registering or recording of this Mortgage. In the event Mortgagor shall fail to execute any instrument required to be executed by Mortgagor pursuant to this subsection II(c), Mortgagee may execute the same as the attorney-in-fact for Mortgagor, such power of attorney being coupled with an interest and irrevocable.

                       SECTION III - SECURED OBLIGATIONS

                 This Mortgage is executed and delivered by Mortgagor to secure the payment and performance of the obligations (collectively, the "Secured Obligations") described below:

                 (a) Any and all indebtedness, obligations and liabilities of Mortgagor now or hereafter existing under or in respect of the Note Guarantee, including, without limitation, payment of principal, premium, if any, interest and Liquidated Damages (as defined in the Indenture), if any when due and payable, and all other amounts due or to become due under or in connection with the Indenture (including, without limitation, all sums due to the Note Trustee pursuant to Section 606 thereof), the Notes and the performance of all other obligations to the Note Trustee and the

Note Holders under the Indenture and the Notes, according to the terms thereof (collectively, the "Indenture Obligation);

                 (b) Any and all indebtedness, obligations and liabilities of Mortgagor now or hereafter existing under or in respect of the Term Loan Guarantee, including, without limitation, payment of principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Term Loan Agreement (including, without limitation, all sums due to the Term Loan Agent pursuant to Sections 10.3 and
10.4 thereof) and the Term Loan Notes and the performance of all other obligations to the Term Loan Agent and the Term Loan Lenders under the Term Loan Agreement and the Term Loan Notes according to the terms thereof (collectively, the "Term Loan Obligation");

                 (c) Any sums which may be advanced or paid by Mortgagee under the terms hereof on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein;

                 (d) All covenants, agreements, and obligations of Mortgagor herein contained; and

                 (e) All renewals, rearrangements, increases, substitutions and extensions, and all amendments, supplements and modifications, to any of the obligations described in the preceding clauses (a) through (d).

                 This Mortgage secures all future advances and obligations constituting Secured Obligations. The maximum amount of the Secured Obligations that may be outstanding at any time and from time to time that this Mortgage (including the Assignment of Leases, Rents, Issues and Profits under
Section V) secures is fixed at $375,000,000, and the maximum amount which Mortgagee or the Secured Parties may claim for damages that Mortgagee or the Secured Parties may suffer from a breach of any obligation, covenant, agreement, term or condition secured by this Mortgage (other than for the payment of money) is fixed at $375,000,000.

             SECTION IV - REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Mortgagor hereby represents, warrants and covenants as follows:

                 (a) Good Title; Authority and Validity. Mortgagor has good and marketable title to the Mortgaged Property and the landlord's interest and estate under or in respect of the Leases, subject to the Excepted Liens, and has, in all material respects, full corporate power and lawful authority to mortgage, pledge and hypothecate and to grant a security interest in all of the Mortgaged Property all in the manner and form herein provided and without obtaining the waiver, consent or approval of any lessor, sublessor, Governmental Authority or entity or other party whomsoever or whatsoever which has not been obtained, except in the case of certain environmental permits and approvals which, by their terms, are not transferable or cannot be transferred without the prior approval of the issuing agency. The Improvements upon the Land are all within the boundary lines of the Land or have the benefit of valid easements, and there are no encroachments thereon that would materially impair the use thereof. The Mortgaged Property is free and clear of any and all Liens or encumbrances of any nature or kind except for the Excepted Liens and the Leases. Mortgagor has all necessary permits, franchises, licenses, rights-of-way, servitudes or other rights or authority needed in connection with the operation and maintenance of the Chlor Alkali Plant, except where the failure to have the same would not have a Material Adverse Effect; all of the Plant Agreements are presently in full force and effect and no default has occurred or exists thereunder, except where such default would not individually or in the aggregate have a Material Adverse Effect; except as provided in the Excepted Liens, Mortgagor's grant of a Lien and security interest in the Mortgaged Property in the manner herein provided does not result in the creation or imposition of any other Lien or security interest, adverse claim or option upon any of the Mortgaged Property. Mortgagor's chief executive office and chief place of business is located at the address set forth in Section VIII(j) of this Mortgage. Mortgagor will not change its name, identity or corporate structure or its chief executive office or chief place of business without notifying Mortgagee at least thirty (30) days prior to the effective date of such change.

                 (b) Defense of Title. Mortgagor will warrant and defend title to the Mortgaged Property, subject to Excepted Liens, against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby so long as any of the Secured Obligations secured hereby remains unpaid. Should an adverse claim be made against the title to any material part of the Mortgaged Property, Mortgagor agrees it will immediately notify Mortgagee in writing thereof and defend against such adverse claim to the extent necessary to preserve Mortgagee's rights and benefits hereunder, subject to Excepted Liens, and Mortgagor further agrees that Mortgagee may take such other reasonable action as it deems advisable to protect and preserve its interest in the Mortgaged Property, and in such event Mortgagor will indemnify Mortgagee against any and all costs, reasonable attorney's fees and other expenses which they may incur in defending against any such adverse claim.
Such obligations shall be payable on demand and shall bear interest from the date of demand therefor until paid at the Note Rate. Any proceeds of any policy of title insurance maintained by Mortgagor with respect to the Mortgaged Property shall, for the purposes of this Mortgage, be paid and applied in the same manner as Insurance Proceeds (as hereinafter defined).

                 (c) First Lien. This Mortgage is, and always will be kept, a direct first Lien and security interest upon the Mortgaged Property, subject to the Excepted Liens, and Mortgagor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on parity with the Lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the Rents therefrom, except for the Excepted Liens.

                 (d) Maintenance of Mortgaged Property. Mortgagor will at its own expense do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency, reasonable wear and tear excepted, all of the Mortgaged Property, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Mortgaged Property will be fully preserved and maintained, unless the failure to repair, renew or replace would not materially interfere with the present use or operation of the Mortgaged Property.

                 (e) Performance of Contracts; Operation of Plant. Mortgagor will promptly pay and discharge all rentals, or other payments and will perform or cause to be performed each and every act, matter or thing required by, each and all of the contracts, instruments or agreements executed in connection with or incident to the ownership and operation of the Chlor Alkali Plant (including without limitation the Plant Agreements) and being a portion of the Mortgaged Property and will do all other things necessary to keep unimpaired Mortgagor's rights with respect thereto and to prevent any forfeiture thereof or default thereunder, unless such forfeiture or default would not individually or in the aggregate have a Material Adverse Effect. Mortgagor will operate the facilities comprising the Chlor Alkali Plant in a good and workmanlike manner and in accordance with the practices of the industry and in compliance in all material respects with all Governmental Requirements affecting ownership and operation of such facilities, including without limitation, Environmental Laws.

                 (f) Payment by Mortgagee. Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder (taking into account applicable grace or cure periods), Mortgagee in Mortgagor's name or its own name may, but shall not be obligated to, during the continuance of an Event of Default, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by Mortgagee and any money so paid by Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Mortgagor to holders of the Secured Obligations pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to Mortgagee until paid at the Note Rate, and all such amounts together with such interest thereon shall be a part of the Secured Obligations and shall be secured by this Mortgage.

                 (g) Name of Mortgagor. Mortgagor does not do business with respect to the Mortgaged Property under any name other than Pioneer Chlor Alkali Company, Inc.

                 (h) Operation by Third Parties. To the extent any of the Mortgaged Property is operated by a party or parties other than Mortgagor, Mortgagor's covenants as expressed in this Section IV are modified to require that Mortgagor use its best efforts (including without limitation the reasonable exercise of all rights and remedies as are available to Mortgagor) to obtain compliance with such covenants by the operator or operators of the Mortgaged Property.

                 (i) Compliance with Laws. The Chlor Alkali Plant complies in all material respects with all local zoning, land use, setback and other development, use and occupancy requirements of governmental authorities except for possible nonconforming uses or violations which do not and will not materially interfere with the present use, operation or maintenance thereof as now used, operated or maintained.

                 (j) Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements. (i) Unless contested in accordance with the provisions of subsection IV(j)(v) hereof, Mortgagor shall pay and discharge or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

             (ii) During the continuance of an Event of Default, Mortgagor shall deposit with Mortgagee, on the first day of each month, an amount reasonably estimated by Mortgagor to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by Mortgagor under subsection IV(j)(i) and amounts reasonably estimated by Mortgagor to be necessary to maintain the insurance coverages contemplated in subsection IV(l) below, which estimates shall not be less than one-twelfth (1/12th) of the annual taxes, assessments, insurance premiums and other items required to be discharged by Mortgagor during the year immediately preceding the year during which such Event of Default occurred. Such amounts shall be held by Mortgagee without interest to Mortgagor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as Mortgagee shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by Mortgagor shall, in Mortgagee's judgment, be insufficient (when added to the installments anticipated to be paid thereafter) to discharge any of such obligations when due, Mortgagor shall, immediately upon demand, deposit with Mortgagee such additional amounts as may be requested by Mortgagee. Nothing contained in this subsection IV(j) shall affect any right or remedy of Mortgagee under any provision of this Mortgage or of any statute or rule of law to pay any such amount from its own funds (provided, however, that Mortgagee shall not in any event be obligated to pay any of such amounts from its own funds) and to add the amount so paid, together with interest at the Note Rate, to the Secured Obligations, or relieve Mortgagor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Mortgagor under subsection IV(j)(i). Mortgagor hereby grants to Mortgagee a security interest in all sums held pursuant to this subsection IV(j)(ii) to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Mortgagee may apply all or any part of the sums held pursuant to this subsection IV(j)(ii) to payment and performance of the Secured Obligations in accordance with the provisions of the Intercreditor Agreement. Mortgagor shall redeposit with Mortgagee an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default, in addition to fulfillment of any other required conditions.

            (iii) Unless contested in accordance with the provisions of subsection IV(j)(v), Mortgagor shall timely pay (or obtain a bond in the amount of) all lawful claims and demands of mechanics, materialmen, laborers, warehousemen, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid or not bonded, could result in or permit the creation of a Lien (other than an Excepted Lien) on the Mortgaged Property or any part thereof or the Rents arising therefrom, or which might result in forfeiture of all or any part of the Mortgaged Property.

             (iv) Mortgagor shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, registrations, filings, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Chlor Alkali Plant and the Equipment for its intended uses (collectively, the "Permits"; each, a "Permit"), unless the failure to maintain such Permits would not individually or in the aggregate have a Material Adverse Effect. Mortgagor represents that, to its knowledge and subject to those requirements for notice, approval or reissuance set forth by applicable law, none of the Permits will be subject to cancellation, forfeiture or any limitation on the scope thereof solely by virtue of the execution of this Mortgage or the foreclosure of the Lien hereof. Unless contested in accordance with the provisions of subsection IV(j)(v), Mortgagor shall comply promptly with, or cause prompt compliance with, all requirements set forth in the Permits and all Governmental Requirements applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force unless the compliance therewith would not individually or in the aggregate have a Material Adverse Effect. Mortgagor shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Land, if such action could have a material adverse effect on the Lien of this Mortgage or materially impair the present use and operation of the Mortgaged Property or materially impair Mortgagee's rights or benefits hereunder, without the prior written consent of Mortgagee.

                 (v) Mortgagor may at its own expense contest the amount or applicability of any of the obligations described in subsections IV(j)(i), IV(j)(iii) and IV(j)(iv) by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof or the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (A) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (B) in connection with such contest, Mortgagor shall have made provision for the payment or performance of such contested obligation on Mortgagor's books if and to the extent required by generally accepted accounting principles then utilized by Mortgagor in the preparation of its financial statements, or shall have deposited with Mortgagee a sum sufficient to pay and discharge such obligation and Mortgagee's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection IV(j)(v), (A) no contest of any such obligations may be pursued by Mortgagor if such contest would expose Mortgagee or any other Secured Party to any possible criminal liability or, unless Mortgagor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to Mortgagee or such other Secured Party, as the case may be, any civil liability for failure to comply with such obligations and (B) if at any time payment or performance of any obligation contested by Mortgagor pursuant to this subsection IV(j)(v) shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, Mortgagor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

             (vi) Mortgagor shall not in its use and occupancy of the Chlor Alkali Plant or the Equipment (including, without limitation, in the making of any Alteration) take any action that would cause the termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that pursuant to written notice from any applicable insurer, would be the basis for a defense to any claim under any insurance policy maintained in respect of the Chlor Alkali Plant or the Equipment and Mortgagor shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of the Chlor Alkali Plant or the Equipment.

            (vii) Mortgagor shall, promptly upon receipt of any written notice regarding any failure by Mortgagor to pay or discharge any of the obligations described in subsection IV(j)(i) or (vi), furnish a copy of such notice to Mortgagee. Mortgagor shall, promptly upon receipt of any written notice regarding any failure by mortgagor to pay or discharge any of the obligations described in subsection IV(j)(iii) or (iv), furnish a copy of such notice to Mortgagee, if such failure would have a Material Adverse Effect.

                 (k) Certain Tax Law Changes. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Mortgage or the interest of any Secured Party in any Mortgaged Property (other than income, franchise or similar taxes imposed on such Secured Party), Mortgagor shall promptly pay such Secured Party such amount or amounts as may be necessary from time to time to pay such tax.

                 (l) Required Insurance Policies. (i) Mortgagor shall maintain, or cause to be maintained, in full force and effect the following insurance coverages in respect of the Chlor Alkali Plant and the Equipment:

                 (A) Physical hazard insurance on an "all risk" basis covering hazards commonly covered by fire and extended coverage, lightning, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and located in the locality where the Chlor Alkali Plant is located. "Full replacement cost" means the cost of construction to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time by a proper officer of Mortgagor in consultation with its insurance company or insurance agent, as appropriate;

                 (B) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Chlor Alkali Plant and any adjoining streets, sidewalks and passageways and covering any and all claims, including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon Mortgagee or any Secured Party and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Chlor Alkali Plant, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor

         Alkali Plant and located in the locality where the Chlor Alkali Plant is located;

                 (C) Workers' compensation insurance as required by the laws of the State to protect Mortgagor against claims for injuries sustained in the course of employment at the Chlor Alkali Plant;

                 (D) Comprehensive boiler and machinery insurance to cover sudden and accidental breakdown, including but not limited to, explosion of any boilers and machinery located on the Chlor Alkali Plant or comprising any Equipment, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and the Equipment and located in the locality where the Chlor Alkali Plant is located;

                 (E) Comprehensive automobile liability insurance policy against claims for bodily injury, death and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and the Equipment and located in the locality where the Chlor Alkali Plant is located;

                 (F) Business interruption insurance on an annual basis in amounts not less than the projected gross profit of the Chlor Alkali Plant during the applicable twelve-month period but in no event less than the amount necessary to pay the fixed charges and other expenses of owning, operating and maintaining the Mortgaged Property for the same period;

                 (G) To the extent not otherwise covered by the insurance required under clauses (A) and (B) of this subsection IV(l)(i), during the performance of any alterations, renovations, repairs, restorations or construction, broad form Builders Risk Insurance on an all-risk completed value basis; and

                 (H) Such other insurance, against such risks and with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Chlor Alkali Plant and located in the locality in which the Chlor Alkali Plant is located.

                 (ii) Mortgagor may maintain the coverages required by this subsection IV(l) under blanket policies covering the Chlor Alkali Plant and other locations owned or operated by Mortgagor if the terms of such blanket policies otherwise comply with the provisions of this subsection IV(l) and contain specific coverage allocations in respect of the Chlor Alkali Plant determined in accordance with the provisions of this subsection IV(l). All insurance policies in respect of the coverages required by subsections IV(l)(i)(A), IV(l)(i)(D), IV(l)(i)(G) and, if applicable, IV(l)(i)(H) shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to Mortgagee, as loss payee, subject to the terms of the Intercreditor Agreement, pursuant to a standard noncontributory New York mortgage endorsement or local equivalent, and each such policy shall, to the extent obtainable at commercially reasonable costs, (A) include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than Mortgagor and all rights of subrogation against any named insured, and (B) provide that any losses thereunder shall be payable notwithstanding (1) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Mortgagor or Mortgagee or any other named insured or loss payee, (2) the occupation or use of the Chlor Alkali Plant or the Equipment for purposes more hazardous than permitted by the terms of the policy, (3) any foreclosure or other proceeding or notice of sale relating to the Chlor Alkali Plant or the Equipment or (4) any change in the title to or ownership or possession of the Chlor Alkali Plant or the Equipment; provided, however, that (with respect to items contemplated in clauses (3) and (4) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by subsections IV(l)(i)(B), IV(l)(i)(E) and, if applicable, IV(l)(i)(H) shall name Mortgagee as an additional insured. Each policy of insurance required under this subsection IV(l) shall provide that (A) notices of any failure by Mortgagor to pay any insurance premium in respect thereof, be furnished to Mortgagee contemporaneously with any such notice given to Mortgagor and (B) it may not be cancelled or otherwise terminated without at least twenty (20) days' prior written notice to Mortgagee and shall permit Mortgagee to pay any premium therefor within twenty (20) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to Mortgagee upon receipt by Mortgagor. Settlement of any claim under any of the insurance policies referred to in this subsection IV(l) (other than the insurance contemplated in clause(C) of this subsection IV(l)(i)) which in Mortgagor's reasonable judgment involves loss of $1,000,000 or more, shall require the prior approval of Mortgagee (acting pursuant to the provisions of the Intercreditor Agreement) and Mortgagor shall use its best efforts to cause each such insurance policy to contain a provision to such effect.

                 (iii) At least fifteen (15) days prior to the expiration of any insurance policy required by this subsection IV(l), Mortgagor shall deliver to Mortgagee evidence that such policy or policies shall be renewed or extended and Mortgagor shall deliver promptly to Mortgagee after receipt thereof the policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension, together with a receipt showing payment of the premium thereof.

                 (iv) Mortgagor shall not purchase additional policies in respect of the insurance coverages required to be maintained under this subsection IV(l), unless Mortgagee is included thereon as an additional named insured and, if applicable, with loss payable to Mortgagee under an endorsement containing the provisions described in subsection IV(l)(ii) and the policy evidencing such insurance otherwise complies with the requirements of subsection IV(l)(ii). Mortgagor immediately shall notify Mortgagee whenever any such separate insurance policy is obtained and promptly shall deliver to Mortgagee the policy or certificate evidencing such insurance.

                 (m) Inspection. Mortgagor shall permit Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Mortgaged Property upon reasonable prior notice at such times as may be reasonably requested by Mortgagee.

                 (n) Mortgagor To Maintain Improvements. Mortgagor shall not commit any waste on the Chlor Alkali Plant or with respect to any Equipment or make any change in the use of the Chlor Alkali Plant or any Equipment. Mortgagor represents and warrants that (i) to Mortgagor's knowledge, the Chlor Alkali Plant is served by all electric, gas, sewer, water facilities and any other utilities required or necessary for the current use thereof and any easements or servitudes necessary to the furnishing of such utility service by Mortgagor have been obtained and duly recorded, and
(ii) Mortgagor has access to the Chlor Alkali Plant from public roads sufficient to allow Mortgagor and its tenants and invitees to conduct its and their businesses at the Chlor Alkali Plant as it is currently conducted. Mortgagor shall not materially alter the occupancy or use of the Chlor Alkali Plant without the prior written consent of Mortgagee. Except as otherwise permitted by the Intercreditor Agreement no Improvements comprising a portion of the Chlor Alkali Plant may be demolished nor shall any Equipment be removed without the prior written consent of Mortgagee.

                 (o) Leases. (i) All of the Leases are valid and effective in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar law affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles. To Mortgagor's knowledge, Mortgagor is not in material breach of or in default (and to Mortgagor's knowledge, no event has occurred which with due notice or lapse of time or both, may constitute such a material breach or default) under any Lease, and no party to any Lease has given Mortgagor written notice of or made a claim with respect to any breach or default, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect on Mortgagor.

                 (ii) Mortgagor shall manage and operate the Mortgaged Property or cause the Mortgaged Property to be managed and operated in a reasonably prudent manner and, except as otherwise permitted under subsection IV(p), will not enter into any Lease (or any amendment or modification thereof) or other agreement subsequent to the date hereof with any Person which, in the reasonable judgment of Mortgagor, individually or in the aggregate, would have a Material Adverse Effect on the value of the property subject thereto.

                 (iii)  Mortgagor shall not:

                 (A) receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (b) Mortgagor may receive and collect escalation and other charges in accordance with the terms of each Lease;

                 (B) assign, transfer or hypothecate (other than to Mortgagee hereunder or as otherwise permitted under subsection IV(p) of this Mortgage) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Mortgagor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

                 (C) enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                          (1)  such Lease and the rights of the tenant
                 thereunder shall be subject and subordinate to the rights of Mortgagee under and the Lien of this Mortgage;

                          (2) such Lease has been assigned as collateral security by Mortgagor as landlord thereunder to Mortgagee under this Mortgage;

                          (3) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Chlor Alkali Plant and any successor landlord shall not
                 (a) be liable for any act, omission or default of any prior landlord under the Lease or (b) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (c) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                          (4) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against Mortgagee or any purchaser upon the foreclosure of any portion of the Chlor Alkali Plant or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure, and Mortgagee or such purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received; and

                          (5) the tenant agrees to attorn, at the option of Mortgagee or any purchaser of the Chlor Alkali Plant, to the successor owner upon a foreclosure of the Chlor Alkali Plant or the giving or granting of a deed in lieu thereof; and

                 (D) terminate or permit the termination of any Lease of space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to Mortgagor which, in the reasonable judgment of Mortgagor, individually or in the aggregate, would have a Material Adverse Effect or materially impair the Lien of this Mortgage therein unless:

                          (1) the tenant under such Lease has not paid the equivalent of two months' rent and Mortgagor has made reasonable efforts to collect such rent; or

                          (2)  Mortgagor shall deliver to Mortgagee an
                 Officers' Certificate to the effect that Mortgagor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Mortgagor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including, without limitation, all operating expenses and other amounts payable under the new Lease (or Leases), without any abatement or concession, in an amount at least equal to the amount which would have then been payable under the terminated or assigned Lease.

                 (iv) Mortgagor timely shall perform and observe all the terms, covenants and conditions required to be performed and observed by Mortgagor under each Lease and will not engage in any conduct in respect of any Lease which would have individually or in the aggregate a Material Adverse Effect or materially impair the Lien of this Mortgage or the security interest created hereby. Mortgagor promptly shall notify Mortgagee of the receipt of any notice from any lessee under any Lease claiming that Mortgagor is in material default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Mortgagor and will cause a copy of each such notice to be delivered promptly to Mortgagee.

                 (p) Transfer Restrictions. Except as otherwise permitted by the Intercreditor Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise (each a "Transfer"); provided, however, Mortgagor may so encumber the Mortgaged Property to the extent such encumbrances are of the kind listed in clause (e) of the definition of "Excepted Liens". Any proceeds of such permitted Transfer shall be deemed Collateral Proceeds (as such term is defined in the Indenture) and are hereby assigned and shall be paid to Mortgagee to be held in the Collateral Account and disbursed pursuant to the Intercreditor Agreement.

                 (q)  Destruction; Condemnation.

                 (i) Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements and Equipment, or any part of any thereof (each, a "Destruction"), Mortgagor shall promptly send to Mortgagee a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of any such Destruction are hereby assigned and shall be paid to Mortgagee to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000, such proceeds shall be paid directly to Mortgagor. All insurance proceeds paid to Mortgagee pursuant to this subsection, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Insurance Proceeds"), shall constitute Trust Moneys and be applied in accordance with the provisions of subsections IV(q)(iii), IV(q)(iv) and IV(q)(v).

                 (ii) Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any governmental authority, civil or military (each, a "Taking"), Mortgagor immediately shall notify Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. Mortgagee may (but shall not be obligated to) participate in any proceedings or negotiations which might result in any Taking. Mortgagee may be represented by counsel satisfactory to it at the expense of Mortgagor. Mortgagor shall deliver or cause to be delivered to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall in good faith and with due diligence file and prosecute what would otherwise be Mortgagor's claim for any such award or payment and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor as its true and lawful attorney-in-fact or otherwise, during the continuance of an Event of Default to collect and to receipt for any such award or payment, and, in the event Mortgagor fails so to act, to file and prosecute such claim. Mortgagor shall pay all costs, fees and expenses incurred by Mortgagee in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to Mortgagee to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000, such proceeds shall be paid directly to Mortgagor. Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment paid to Mortgagee, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall constitute Trust Moneys and be applied in accordance with the provisions of subsections IV(q)(iii), IV(q)(iv) and IV(q)(v).

                 (iii) Payment or Restoration. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right, at Mortgagor's option, to require Mortgagee to apply such Net Award or Insurance Proceeds to the payment of the Secured Obligations, in accordance with the Intercreditor Agreement or to perform a restoration (each, a "Restoration") of the affected portions of the Chlor Alkali Plant and the Equipment. In the event that Mortgagor elects to make such payment, such Net Award or Insurance Proceeds shall be delivered to Mortgagee to be held as Trust Moneys subject to withdrawal and application by Mortgagee in accordance with the provisions of the Intercreditor Agreement. In the event Mortgagor elects to perform a Restoration, Mortgagor shall give written notice ("Restoration Election Notice") of such election to Mortgagee within twenty (20) business days after the date that Mortgagee receives the applicable Insurance Proceeds or Net Award, as the case may be. Mortgagor shall, within twenty (20) business days following the date of delivery of a Restoration Election Notice, commence and diligently continue to perform the Restoration of that portion or portions of the Chlor Alkali Plant and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Mortgaged Property shall be in the same condition and shall be of at least equal utility for its intended purposes as the Mortgaged Property was immediately prior to such Destruction or Taking. Mortgagor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose. In the event Mortgagee does not receive a Restoration Election Notice within such twenty (20) business day period, Mortgagee shall apply such Insurance Proceeds or Net Award to the payment of the Secured Obligations, in accordance with the provisions of the Intercreditor Agreement.

                 (iv) Restoration. In the event a Restoration is to be performed under this subsection IV(q)(iv), Mortgagee shall not release any part of the Net Award or the Insurance Proceeds except in accordance with the provisions of subsection IV(q)(v) and Mortgagor shall, prior to commencing any work to effect a Restoration of the Chlor Alkali Plant and the Equipment, promptly

(but in no event later than one-hundred twenty (120) days following any Destruction or Taking) furnish to Mortgagee:

                 (A) complete plans and specifications (the "Plans and Specifications") for the Restoration;

                 (B) an officers' certificate stating that all permits and approvals required by law to commence work in connection with the Restoration have been obtained;

                 (C) a certificate (an "Architect's Certificate") of an independent, reputable architect or engineer acceptable to Mortgagee and licensed in the State (1) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (2) containing such signatory's estimate (an "Estimate") of the costs of completing the Restoration, and (3) upon completion of such Restoration in accordance with the Plans and Specifications, the utility of the Chlor Alkali Plant and the Equipment will be equal to or greater than the utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

                 (D) if the Estimate exceeds the Insurance Proceeds or the Net Award, as the case may be, by $5,000,000 or more, an Additional Undertaking in an amount equal to not less than the Estimate less the amount of the Insurance Proceeds or the Net Award, as the case may be, then held by Mortgagee for application toward the cost of such Restoration.

                 Upon receipt by Mortgagee of each of the items required pursuant to clauses (A) through (D) above, Mortgagee shall acknowledge receipt of the Plans and Specifications. Promptly upon such acknowledgment of receipt by Mortgagee, Mortgagor shall commence and diligently continue to perform the Restoration substantially in accordance with such Plans and Specifications and in material compliance with all Governmental Requirements, free and clear of all Liens except Excepted Liens. Mortgagor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose.

                 (v) Restoration Advances Following Destruction or Taking of Mortgaged Property. In the event Mortgagor performs a Restoration of the Chlor Alkali Plant and Equipment as provided in subsection IV(q)(iv), Mortgagee shall apply any Insurance Proceeds or Net Award held by Mortgagee on account of the Destruction or Taking to the payment of the cost of performing such Restoration pursuant to the relevant provisions of the Intercreditor Agreement. In the event there shall be any surplus after application of the Net Award or the Insurance Proceeds to Restoration of the Chlor Alkali Plant and the Equipment, such surplus shall become Net Proceeds, as defined in the Indenture and shall be paid by Mortgagee to the Note Trustee for application in accordance thereunder; provided, however, that if an Event of Default shall have occurred and be continuing, such surplus shall be applied by Mortgagee to the payment of the Secured Obligations, in accordance with
Article 6 of the Intercreditor Agreement. Notwithstanding anything to the contrary herein, if a Destruction or Taking of all or substantially all of the Mortgaged Property occurs on a date which is less than 12 months prior to Maturity, as such term is defined in the Indenture, all Insurance Proceeds and Net Awards shall be applied to the permanent repayment or prepayment of any Secured Obligations then outstanding in accordance with the Intercreditor Agreement.

                 (r) Alterations. Mortgagor shall not make any material structural addition, modification or change (each, an "Alteration") to the Chlor Alkali Plant or the Equipment which would materially diminish the utility of the Mortgaged Property or impair the Lien of this Mortgage thereon. Whether or not Mortgagee has consented to the making of any Alteration, Mortgagor shall
(i) complete each Alteration promptly, in a good and workmanlike manner and in material compliance with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection IV(j)(v).

                 (s)  Hazardous Material.

                 (i) Except with respect to those matters which would not reasonably be expected to have a Material Adverse Effect, Mortgagor holds all Permits required to permit Mortgagor to conduct its business in the manner now conducted and none of the Mortgagor's operations are being conducted in a manner that violates in any material respect the terms and conditions under which any such Permit was granted, including without limitation, under any Environmental Laws; all such Permits are valid and in full force and effect; and to the knowledge of Mortgagor, no suspension, cancellation, revocation or termination of any such Permit is threatened.

                 (ii) Except as set forth in the Term Loan Agreement, there are no material claims, actions, suits, proceedings or investigations pending or to the knowledge of Mortgagor, threatened, before any Governmental Authority or before any arbitrator brought by or against Mortgagor or with respect to any of the Mortgaged Property the basis of which is any Environmental Law.

                 (iii) Mortgagor shall (or shall cause other parties obligated to do so under contract or indemnity to) (A) take all commercially reasonable actions to comply with any and all applicable present and future Environmental Laws relating to the Chlor Alkali Plant; (B) pay in a timely fashion the cost of any removal, response measure or corrective action relating to any Hazardous Materials required by any Environmental Law or any order, regulation, consent decree or similar agreement or instrument and keep the Mortgaged Property free of any Lien imposed pursuant to any Environmental Law; (C) take all commercially reasonable actions to not release, discharge or dispose of any Hazardous Materials on, under or from the Mortgaged Property in violation of any Environmental Law; (D) apply any insurance proceeds or other sums received by it in respect of the removal of any Hazardous Material or any other corrective action relating to any Hazardous Material to such removal or corrective action; and (E) not take, or fail to take any action with respect to any Environmental Laws or in connection with any Hazardous Materials that could reasonably be expected to result in the incurrence of any obligation or liability of any Secured Party. During the continuance of an Event of Default, in the event Mortgagor fails to comply with the covenants in the preceding sentence, Mortgagee may (upon receipt of an indemnity satisfactory to Mortgagee), in addition to any other remedies set forth herein, but shall not be obligated to, as trustee for and at Mortgagor's sole cost and expense cause to be taken, any remediation, removal, response or corrective action relating to Hazardous Materials that is required by Environmental Law and is not being done or contested by Mortgagor. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and shall bear interest at the Note Rate. Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property to take any action required by Environmental Laws, or in connection with any Hazardous Materials, that could be expected to result in the incurrence of any obligation or liability of any Secured Party, if Mortgagor fails to do so and such action or removal is required under any Environmental Laws as provided above. Upon written request by Mortgagee, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Mortgaged Property and the alleged violation of Environmental Law) and which shall be made not more frequently than once in any twelve-month period or at any time that Mortgagee is exercising its remedies under this Mortgage, Mortgagee shall have the right (upon receipt of an indemnity satisfactory to Mortgagee), but shall not be obligated, at the sole cost and expense of Mortgagor, to conduct an environmental audit or review of the Mortgaged Property relating to the specific items as required in writing or relating to the remedy that Mortgagee is exercising under this Mortgage by persons or firms appointed by Mortgagee, and Mortgagor shall cooperate in all reasonable respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Mortgaged Property and to all records relating thereto. Such audit or review shall be conducted in a manner that would not reasonably be expected to impose any additional material obligation upon, or materially increase any obligation of, ICI Delaware Holdings, Inc. or its successors ("ICI") under that certain Purchase Agreement, dated August 29, 1988, between ICI and Pioneer Chlor Alkali Holdings, Inc., as amended October 25, 1988 (as amended, the "ICI Agreement"), with respect to Hazardous Materials at the Mortgaged Property. Mortgagor shall indemnify and hold the Secured Parties harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' fees) that any Secured Party may sustain by reason of the assertion against such party of any claim relating to such Hazardous Materials or actions taken with respect thereto as authorized hereunder. Nothing contained herein shall result in any Secured Party being deemed an "owner" or "operator" under applicable Environmental Law.

             (iv) Mortgagor may at its own expense contest the amount or applicability of any of the obligations described in the first sentence of subsection IV(s)(iii) by appropriate legal proceedings, prosecution of which operates to prevent the enforcement thereof; provided, however, that (A) any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and (B) in connection with such contest, Mortgagor shall have made provision for the payment or performance of such contested obligation on Mortgagor's books if and to the extent required by generally accepted accounting principles then utilized by Mortgagor in the preparation of its financial statements, or shall have deposited with Mortgagee a sum sufficient to pay and discharge such obligation and Mortgagee's estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this subsection IV(s)(iv), no contest of any such obligations may be pursued by Mortgagor if such contest would expose Mortgagee or any other Secured Party to any possible criminal liability or, unless Mortgagor shall have furnished an Additional Undertaking (as hereinafter defined) therefor satisfactory to Mortgagee or such other Secured Party, as the case may be, any civil liability for failure to comply with such obligations.

                 (t) Asbestos. Mortgagor shall not install nor permit to be installed in the Mortgaged Property friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws respecting such material. With respect to any ACM currently present in the Mortgaged Property, except with respect to matters which would not have a Material Adverse Effect, Mortgagor shall comply with all federal, state or local laws, regulations or orders applicable to ACM located on the Chlor Alkali Plant, all at Mortgagor's sole cost and expense. If Mortgagor shall fail so to comply with such laws or regulations, Mortgagee may (upon receipt of an indemnity satisfactory to Mortgagee) during the continuance of an Event of Default, but shall not be obligated to, in addition to any other remedies set forth herein, take those steps reasonably necessary to comply with applicable law, regulations or orders. Any costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and bear interest at the Note Rate. Mortgagor shall provide to Mortgagee and its agents and employees reasonable access to the Mortgaged Property upon reasonable prior notice to remove such ACM if Mortgagor fails to do so and removal is required under any Environmental Law as provided for above; provided, however, that nothing contained herein shall obligate Mortgagee to exercise any rights under such license. Mortgagor shall indemnify and hold the Secured Party harmless from and against all loss, cost, damage and expense that any Secured Party may sustain as a result of the presence of any ACM and any removal thereof in compliance with any applicable Environmental Law.

                 (u) Books and Records; Reports. Mortgagor shall keep proper books of record and account, which shall accurately represent the financial condition of Mortgagor and the business affairs of Mortgagor relating to the Mortgaged Property. Mortgagee and its authorized representatives shall have the right, from time to time, upon reasonable prior notice to examine the books and records of Mortgagor relating to the operation of the Mortgaged Property at the office of Mortgagor.

                 (v) No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Chlor Alkali Plant or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Mortgage.

                 (w) Utility Services. Mortgagor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with the Chlor Alkali Plant or any part thereof, shall comply in all material respects with all contracts relating to any such services, and shall do all other things reasonably required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in subsection IV(n).

                 (x) Notwithstanding any provisions herein to the contrary, Mortgagor shall retain the right, at all times prior to foreclosure (or deed-in-lieu thereof), to exercise custody and control with respect to actions to be taken at the Mortgaged Property relating to the environmental condition thereof, but only to the extent Mortgagor's exercise of such custody and control of the Mortgaged Property is necessary for Mortgagor and/or its affiliates to retain any and all benefits inuring to Mortgagor and/or its affiliates under the indemnification provided by ICI in Section 8.02 of the ICI Agreement.

          SECTION V - ASSIGNMENT OF LEASES, RENTS, ISSUES AND PROFITS

                 (a) As security for the payment and performance of the Secured Obligations, Mortgagor pledges, assigns, transfers and sets over to Mortgagee and grants to Mortgagee a security interest in, subject to the terms and conditions hereof, all Mortgagor's estate, right, title and interest (the "Mortgagor's Interest") in the Leases and Rents including, without limitation, the following:

                 (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to Leases;

                 (ii) all claims, rights, powers, privileges and remedies of Mortgagor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Lease;

                 (iii) all rights to take all actions upon the happening of a default under any Lease as shall be permitted by such Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                 (iv) the full power and authority, in the name of Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Mortgagor or any landlord is or may be entitled to do under the Leases.

                 (b) Any Rents receivable by Mortgagee hereunder, after payment of all proper costs and charges, shall be applied, in accordance with the Intercreditor Agreement, to all amounts due and owing with respect to the Secured Obligations. Mortgagee shall be accountable to Mortgagor only for Rents actually received by Mortgagee pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of an Event of Default or invalidate any act done pursuant to such notice.

                 (c) So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Leases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding. Upon such Event of Default and during the continuance thereof, Mortgagee may (but shall not be obligated to) to the fullest extent permitted by the Leases (i) exercise any of Mortgagor's rights under the Leases, (ii) enforce the Leases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases and (iv) generally do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by the Mortgagor's Interest.

                 (d) During the continuance of an Event of Default, Mortgagor hereby irrevocably authorizes and directs the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand.

                 (e) Mortgagor at its sole cost and expense shall enforce all material provisions of the Leases in accordance with their terms. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall release any tenant under any Lease, any guarantor of any Lease or Mortgagor from any of their respective obligations under the Leases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagor shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under the Leases.

                 (f) All rights, powers and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Mortgagor shall, from time to time, upon request of Mortgagee, execute all instruments and further assurances and all supplemental instruments and take all such action as Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Mortgagee hereby.

                 (g) Mortgagor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases in any manner which would violate this Mortgage. If the Leases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                 (h)  Nothing contained herein shall operate or be construed to
(i) obligate Mortgagee to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose any obligation upon Mortgagee with respect to the Leases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Leases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Mortgagee any responsibility for the operation, control, care, management or repair of any portion of the Mortgaged Property.

                 (i)      The assignment of Leases and Rents contained in this
Section V is made pursuant to provisions of La.R.S. 9:4401 et seq.

                         SECTION VI - EVENTS OF DEFAULT

                 (a) Events of Default. As used in this Mortgage, "Event of Default" shall mean the occurrence of an Event of Default under the Indenture or the Term Loan Agreement or a breach or violation of the terms of this Mortgage.

                 (b) Remedies. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to this Mortgage or as provided by law, and without limitation, Mortgagee may, subject to the terms of the Intercreditor Agreement, take such action, without notice or demand, as it deems advisable and is permitted by law to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee, except to the extent otherwise provided by law:

                 (i) (A) Mortgagee shall have the right and option to proceed with foreclosure of the Mortgaged Property in such manner as permitted or required by applicable law relating to the sale of real estate or by the Uniform Commercial Code relating to the sale of collateral after default by a debtor (as such applicable laws and Uniform Commercial Code now exist or as may be hereafter amended), or by any other present or subsequent articles or enactments relating to the sale of real estate or collateral.

                 (B) Mortgagor agrees to surrender possession of the hereinabove described Mortgaged Property to the purchaser at the aforesaid sale, immediately after such sale, in the event such possession has not previously been surrendered by Mortgagor. The right of sale hereunder shall not be exhausted by one or more such sales, and Mortgagee may cause to occur other and successive sales until all of the Mortgaged Property be legally sold or all of the Secured Obligations shall have been paid.

                 (ii) (A) Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver or keeper pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date of making such advance by Mortgagee until paid at the Note Rate.

                 (B) Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and shall not have been remedied, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the Note Rate, all of which shall constitute a portion of the Secured Obligations and shall be secured by this Mortgage and by any other instrument securing the Secured Obligations. In connection with any action taken by Mortgagee pursuant to this subsection (ii), Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any act or omission of Mortgagee in administering, managing, operating or controlling the Mortgaged Property, including a loss arising from the ordinary negligence of Mortgagee, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor.

                 (C) Mortgagor shall and does hereby agree to indemnify Mortgagee for, and to hold Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred by Mortgagee by reason of this Mortgage or the exercise of rights or remedies hereunder, including a loss arising from the ordinary negligence of the Mortgagee, except as such liability, loss or damage is occasioned by the gross negligence or willful misconduct of such party; should Mortgagee make any expenditure on account of any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date expended until paid at the Note Rate, shall be a part of the Secured Obligations and shall be secured by this Mortgage and any other instrument securing the Secured Obligations.

                 (D) Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this paragraph (ii).

                 (iii) Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                 (iv) To the extent permitted under applicable law, Mortgagee shall have the right (but shall not be obligated to) to become the purchaser at any sale held by any receiver or public officer, whether by judicial procedure or otherwise, and shall have the right (but shall not be obligated to) to have all or any part of the Secured Obligations then owing credited against the amount of the bid made by Mortgagee at such sale.

                 (v) Upon any sale, whether or by virtue of judicial proceedings or otherwise, it shall not be necessary for any public officer acting under execution or order of court to have physically present or constructively in his or her possession any of the Mortgaged Property, and Mortgagor hereby agrees to deliver all of such personal property to the purchasers at such sale on the date of sale, and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser at such sale as completely as if such property had been actually present and delivered.

                 (vi) Upon any sale, whether made or by virtue of judicial proceedings or otherwise, the receipt of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or her or their purchase money, and such purchaser or purchasers, his or her or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

                 (vii) (A) Any sale or sales of the Mortgaged Property or any part thereof, whether under and by virtue of judicial proceedings or otherwise, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, its successors and assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, its successors and assigns; and Mortgagor, if requested by Mortgagee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

                 (B) The proceeds of any sale of the Mortgaged Property or any part thereof and all other moneys received by Mortgagee in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied first, to the payment of all expenses incurred by Mortgagee incident to the enforcement of this Mortgage or any of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and reasonable legal fees), and to the payment of all other charges, expenses, liabilities and advances incurred or made by Mortgagee under this Mortgage; and then to the payment of the Secured Obligations in such order and manner as is determined by Mortgagee in its sole discretion, subject to the terms of the Intercreditor Agreement.

                 (C) Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of any of the Secured Obligations secured hereby, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole discretion, subject to the terms of the Intercreditor Agreement, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or Liens created by this Mortgage.

                 (D) Mortgagor agrees, to the full extent that it may lawfully so agree, that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but Mortgagor, for itself and all who may claim through or under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim through or under it, waives to the extent that it may lawfully do so, any and all right to have the property included in the Mortgaged Property marshaled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose such Lien may sell the Mortgaged Property as an entirety. If any law referred to herein and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

                 (E) If the proceeds of any sale or other lawful disposition of the Mortgaged Property by Mortgagee are insufficient to pay the Secured Obligations, then Mortgagor shall pay or cause to be paid any deficiency.

                 (viii) Without in any manner limiting the generality of any of the other provisions of this Mortgage; (A) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein; (B) the security interests created hereby under the Uniform Commercial Code will attach to minerals including oil and gas; (C) this Mortgage may be filed as a financing statement; and (D) Mortgagor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

                 (ix) The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may determine.

                 (x) For purposes of Louisiana executory process, Mortgagor acknowledges the Secured Obligations secured hereby, whether now existing or to arise hereafter, and confess judgment thereon if not paid when due. Upon the occurrence of an Event of Default hereunder and at any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted Mortgagee hereunder, it shall be lawful for and Mortgagor hereby authorizes Mortgagee without making a demand or putting Mortgagor in default, a putting in default being expressly waived, to cause all and singular the Mortgaged Property to be seized and sold after due process of law, Mortgagor waiving the benefit of any and all laws or parts of laws relative to appraisement of property seized and sold under executory process or other legal process, and consenting that the Mortgaged Property be sold without appraisement, either in its entirety or in lots or parcels, as Mortgagee may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. In addition, Mortgagee shall have all of the rights and remedies available to it under this Mortgage, as a mortgagee under Louisiana law or as a secured party under the Uniform Commercial Code, then in effect.

                 (xi)     Mortgagor hereby waives:

                          (A) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the
                                  Louisiana Code of Civil Procedure and all other laws conferring the same;

                          (B) the demand and three (3) days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

                          (C) the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

                          (C) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

                 (x) Mortgagor expressly authorizes and agrees that Mortgagee shall have the right to appoint a keeper of the Mortgaged Property, or any part thereof, pursuant to the terms and provisions of La.R.S. 9:5136.

                 Mortgagee's exercise of the foregoing remedies will not be construed to constitute Mortgagee as a mortgagee in possession of the Mortgaged Property nor to obligate Mortgagee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Trustor under any lease, or for the control, care, management, or repair of the Mortgaged Property; nor will it operate to make Mortgagee responsible or liable for any waste committed on the Mortgaged Property by any Person or for any dangerous or defective condition of the Mortgaged Property, or for any act or omission relating to the management, upkeep, repair, or control of the Mortgaged Property that results in loss or injury or death to any Person.

                       SECTION VII - CERTAIN DEFINITIONS

                 As used herein, the following terms shall have the following meanings:

                 "Accounts Receivable" means any account of Mortgagor and any other right of Mortgagor to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

                 "Additional Undertaking" shall mean (a) cash or cash equivalents or (b) a Surety Bond, an Additional Undertaking Guarantee or an Additional Undertaking Letter of Credit which is (i) provided by a Person, (ii) whose long- term unsecured debt is rated at least "AA" (or equivalent) by a nationally recognized statistical rating agency and (iii) is otherwise satisfactory to Mortgagee. Additional Undertakings shall be addressed directly to Mortgagee and shall name Mortgagee as the beneficiary thereof and the party entitled to make claims thereunder.

                 "Additional Undertaking Guarantee" shall mean the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating satisfactory to Mortgagee at the time such guarantee is delivered, given to Mortgagee, accompanied by an opinion of counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by Mortgagee in accordance with its terms, subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Mortgage for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirements of this Mortgage.

                 "Additional Undertaking Letter of Credit" shall mean a clean, irrevocable, unconditional letter of credit in favor of Mortgagee and entitling Mortgagee to draw thereon in The City of New York issued by a bank satisfactory to Mortgagee, accompanied by an opinion of counsel to such bank to the effect that such letter of credit has been duly authorized, executed and delivered by such bank and constitutes the legal, valid and binding obligation of such bank enforceable against such bank by Mortgagee in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Mortgage for which such letter of credit will be given, such letter of credit and accompanying opinion are responsive to the requirements of this Mortgage.

                 "Collateral Account" shall have the meaning set forth in the Intercreditor Agreement.

                 "Contract Right" means any right of Mortgagor to payment under a contract for the sale or lease of goods or the rendering of services, which right is not yet earned by performance.

                 "Environmental Laws" shall mean any and all Governmental Requirements pertaining to occupational health or the environment in effect in the State, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials

Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the State establish a meaning for "oil", "hazardous substance", "release", solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to the Mortgaged Property.

                 "Excepted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (b) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens; (c) any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Mortgaged Property covered by such Lien for the purposes for which such Mortgaged Property is held by Mortgagor or materially impair the value of such Mortgaged Property subject thereto; (d) the Liens listed on Schedule 1 attached hereto and made a part hereof; and (e) Liens and encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Mortgaged Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title to the Mortgaged Property of which in the aggregate do not prevent the use of the Mortgaged Property for the purposes of which it is currently held by Mortgagor or have a Material Adverse Effect on the Companies taken as a whole.

                 "General Intangibles" means (i) all general intangibles now owned or hereafter acquired by Mortgagor, including without limitation all right, title and interest of Mortgagor in and to: (a) all tax refunds and tax refund claims; (b) registered and unregistered patents, service marks, copyrights, applications for any of the foregoing and (c) all trade secrets and other confidential information relating to the business of Mortgagor, in each case to the extent that any of the foregoing arises out of or relates to Accounts or Inventory.

                 "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Mortgagor or any Secured Party.

                 "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational safety and health standards or controls, of any Governmental Authority.

                 "Hazardous Materials" shall mean any pollutants, contaminants, or industrial, toxic or hazardous substances or wastes.

                 "Inventory" means any and all of Mortgagor's goods (including without limitation goods in transit) wheresoever located, which are held for sale, furnished under any contract of service, or held as raw materials, work in process, or supplies or materials used or consumed in Mortgagor's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and any and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or any other property described in clause (a) of the definition of Obligor

Collateral which are returned to and/or repossessed and/or stopped in transit by, or at any time hereafter are in the possession or under the control of, Mortgagor or any lender under the Revolving Credit Agreement or any agent or bailee of any of them, and all documents of title or other documents representing the same.

                 "Lien" shall mean any interest in Mortgaged Property owed to, or a claim by a Person, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Mortgaged Property.

                 "Material Adverse Effect" shall mean, as to any Person, asset or Property, a material adverse effect on the business, assets, properties, condition (financial or other), operations or results of operations of such Person, asset or Property, which effect is not adequately and effectively insured or indemnified against by a financially sound insurance company, and excepting effects arising solely out of general national economic conditions and/or effects arising solely out of matters affecting the industry in which such Person, asset or Property conducts business a whole.

                 "Note Rate" shall mean the rate borne by the Notes.

                 "Obligor Collateral" means all of the following property of Mortgagor, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located:

                 (a) Accounts Receivable; Contract Rights; any and all security deposits and other security held by or granted to Mortgagor to secure payments from any and all persons who are or may become obligated to Mortgagor under, with respect to, or on account of any Account Receivable or Contract Right; and all chattel paper and instruments evidencing, arising out of or relating to any obligations to Mortgagor for goods sold or leased or services rendered, or otherwise arising out of or relating to any Obligor Collateral;

                 (b)      Inventory;

                 (c)      General Intangibles;

                 (d) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of Mortgagor now or hereafter with the Agent, any Lender or any Participant (as defined in the Revolving Credit Agreement) and any and all property of every kind or description of or in the name of Mortgagor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to Mortgagor's credit on the books of, such Agent, any agent or bailee for such Agent, any such Lender or Participant;

                 (e) To the extent related to the property described in clauses (a) through (d) above, all books, correspondence, credit files, records, invoices and other papers and documents, including without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Mortgagor or any computer bureau from time to time acting for Mortgagor, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

                 (f) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any property described above, any returns of Inventory sold by Mortgagor, and the proceeds of any insurance covering any of the property described above) of any of the foregoing.


                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Revolving Credit Agreement" shall mean that certain Loan and Security Agreement dated as June 17, 1997 among PAAC, as borrower, Bank of America Illinois, as agent and a lender, and the lenders named therein, as in effect on the date hereof.

                 "State" shall mean the state where the Land is located.

                 "Surety Bond" shall mean a clean irrevocable surety bond or credit insurance policy in favor of Mortgagee issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is satisfactory to Mortgagee, accompanied by an opinion of counsel to such insurance company to the effect that such surety bond or credit insurance policy has been duly authorized, executed and delivered by such insurance company and constitutes the legal, valid and binding obligation of such insurance company enforceable against such insurance company by Mortgagee in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Mortgage for which such surety bond will be given, such surety bond and accompanying opinions are responsive to the requirements of this Mortgage.

                 "Trust Money" shall mean those certain proceeds set forth in subsections IV(q)(i) and IV(q)(ii).

                          SECTION VIII - MISCELLANEOUS

                 (a) Choice of Law. The terms and provisions of this Mortgage and the enforcement hereof shall be governed by and construed in accordance with the laws of the state where the Land is located.

                 (b) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. If any part of the Secured Obligations cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the Lien and security interest hereof to the full extent of such Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Mortgage.

                 (c) Construction of this Instrument. This instrument may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, fixture filing, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.

                 (d) Captions; Gender and Number. The captions and section headings of this Mortgage are for convenience only and are not to be used to define the provisions hereof. The term "Mortgagee" as used herein shall mean and include any successor(s) to United States Trust Company of New York in its capacity as Collateral Agent under the Intercreditor Agreement. The terms used to designate Mortgagee and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties. All terms contained herein shall be construed, whenever the context of this Mortgage so requires, so that the singular includes the plural and so that the masculine includes the feminine.

                 (e) Rights of Mortgagee. The Lien, security interest and other security rights of Mortgagee hereunder shall not be impaired by any indulgence, moratorium or release granted by Mortgagee, the Note Trustee or the Term Loan Agent, including, but not limited to, any renewal, extension or modification with respect to any Secured Obligation, or any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Obligation.

                 (f) Waiver of an Event of Default. Mortgagee may waive any Event of Default without waiving any other prior or subsequent Event of Default. Mortgagee may remedy any Event of

Default without waiving the Event of Default remedied. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice of demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any Secured Obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder.

                 (g) Successor Mortgagor. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and the Secured Obligations in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the Secured Obligations or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of Mortgagee and/or any Secured Party, and no extension of the time for the payment of the Secured Obligations, in whole or in part, shall affect the liability of Mortgagor or any other person hereunder or for obligations secured hereby.

                 (h) Outstanding Lien, Security Interest, Charge or Prior Encumbrance. To the extent that proceeds of the Notes or proceeds of advances under the Term Loan Agreement are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced at Mortgagor's request, and Mortgagee shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

                 (i) Covenants Running with the Land. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

                 (j) Notices. All notices requests, demands and other communications provided for or permitted hereunder shall be in writing (including telex and telecopy communications) and shall be sent by mail, telex, telecopier or hand delivery:

                 If to Mortgagor, to the following address:

                          4200 NationsBank Center
                          700 Louisiana Street
                          Suite 4200
                          Houston, Texas  77002
                          Attention:  Vice President, General Counsel
                                               and Secretary

                 If to Mortgagee, to the following address:

                          114 West 47th Street
                          New York, New York 10036
                          Attention:  Corporate Trust Department

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five (5) business days after being deposited in the mail, postage paid, when telexed answer back received and when telecopied, receipt acknowledged. Any party hereto may change its address set forth in this subsection (j) by notice to the other parties given in accordance with the provisions of this subsection (j).

                 (k) Mortgagee's Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Mortgagee is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Mortgagee's judgment.

                 (l) Foreclosure. In the event there is a foreclosure sale hereunder, and at the time of such sale Mortgagor or Mortgagor's successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any lease of the Mortgaged Property or any part thereof.

                 (m) Reimbursement. Mortgagor shall reimburse Mortgagee, upon demand, for all fees, costs and expenses incurred by Mortgagee in connection with the administration and enforcement of this Mortgage. If any action or proceedings, including, without limitation, bankruptcy or insolvency proceedings, is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary to defend or uphold the Lien or validity of this Mortgage, Mortgagor shall, upon demand, reimburse Mortgagee for all expenses (including, without limitation, attorneys' and agents' fees and disbursement) incurred by Mortgagee in such action or proceedings. In any action or proceeding to foreclose this Mortgage or to recover or collect the Secured Obligations, the provisions of law relating to the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant. Mortgagor's obligations under this subsection VIII(m) shall survive the satisfaction of this Mortgage and the discharge of Mortgagor's other obligations hereunder.

                 (n) Waiver of Stay. (i) Mortgagor agrees that in the event that Mortgagor or any property or assets of Mortgagor shall hereafter become subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Mortgagor shall otherwise be a party to any federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Mortgagee has commenced foreclosure proceedings under this Mortgage, Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Mortgagee as provided in this Mortgage or in any other document evidencing or securing the Secured Obligations.

             (ii) Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection VIII(n)(i) for the purposes provided therein, and Mortgagor agrees (a) not to oppose any such petition or motion and (b) at Mortgagor's sole cost and expense, to assist and cooperate with Mortgagee, as may be requested by Mortgagee from time to time, in obtaining any relief requested by Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Mortgagee or any such court.

                 (o) Waiver of Jury Trial. To the extent permitted by law, Mortgagor hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in the respect of any litigation based hereon, or directly or indirectly arising out of, under or in connection with, this Mortgage or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Mortgagor or Mortgagee.

                 (p) No Paraph. The evidences of the Secured Obligations have not been paraphed for identification with this Mortgage.

                 (q) Acceptance. The acceptance of this Mortgage by Mortgagee is presumed, and therefore this Mortgage has not been executed and need not be executed by Mortgagee.

                 (r) Provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Mortgage, it is the understanding of the parties hereto that any actions by Mortgagee are subject to the provisions of the Intercreditor Agreement; provided that (i) the provisions of this Mortgage shall govern and control to the extent any provision of the Intercreditor Agreement would negate or adversely affect the enforceability, validity, perfection or priority of the Lien or security interest created by this Mortgage, and (ii) the provisions of Sections I, II, III and V hereof shall govern and control in the event of a conflict with the Intercreditor Agreement.



                            [Signature page follows]

                 THUS DONE AND PASSED, on the date first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:                                  MORTGAGOR:

                                            PIONEER CHLOR ALKALI COMPANY, INC.
                                            a Delaware corporation


/s/ Kent R. Stephenson                      By: /s/ Philip J. Ablove
-------------------------                      --------------------------------
/s/ Scott A. Arenare                        Name: Philip J. Ablove
-------------------------                        ------------------------------
                                            Title: Vice President and Chief
                                                   Financial Officer
                                                  -----------------------------



                            /s/ Christopher Tung
                        ------------------------------
                           NOTARY PUBLIC, in and for
                             the State of New York

My Commission expires: 9/29/98
                      ------------------


The name and address of Mortgagor is:

                          PIONEER CHLOR ALKALI COMPANY, INC.
                          700 Louisiana Street, Suite 4200
                          Houston, Texas 77002

The name and address of Mortgagee is:

                          UNITED STATES TRUST COMPANY OF NEW YORK
                          114 West 47th Street
                          New York, New York  10036
                          Attention:  Corporate Trust Department





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